Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 27, 2014 is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), the Guarantors party hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

W I T N E S S E T H

WHEREAS, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are party to that certain Credit Agreement dated as of June 23, 2010 (as amended from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof:

(a)

The definition of Consolidated EBITDDA appearing in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDDA” means, for any period, as applied to the Borrower and its consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (i) Consolidated Net Income, plus (ii) the following to the extent deducted in calculating such Consolidated Net Income:  (a) Consolidated Interest Expense, (b) all federal and state income tax expense, (c) all depreciation, depletion and amortization expense, (d) any non-cash asset impairments or restructuring charges (other than any non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment), including non-cash charges related to the vesting of performance unit and equity-based compensation plans in connection with any change of control, (e) solely for the four fiscal quarter period ending June 30, 2014, actual cash restructuring charges (including proxy-related settlement charges) of up to $8.0 million, and (f) actual cash proxy defense-related expenses in an aggregate amount not to exceed $2.0 million during such period, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.

(b)

Section 6.18 of the Credit Agreement is hereby amended to read as follows:

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(i) On or prior to July 28, 2014 (or such later date as agreed by the Administrative Agent in its sole discretion), obtain approval from the Borrower’s board of directors to cause the Obligations to be secured by Liens on substantially all of the assets of the Loan Parties; and (ii) on or prior to August 27, 2014 (or such later date as agreed by the Required Lenders in their sole discretion), pursuant to documentation acceptable to the Administrative Agent (including, but not limited to an amendment to this Agreement and an intercreditor agreement with the noteholders under the 2010 Note Agreement), cause the Obligations to be secured by Liens on substantially all of the assets of the Loan Parties.

(c)

Section 7.01(c) of the Credit Agreement is hereby amended to read as follows:

(c)

Minimum Net Worth.  The Loan Parties will not at any time permit Consolidated Net Worth to be less than the sum of (i) $220,000,000, plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal quarter of the Borrower ending on or after September 30, 2014 (with no deduction for a net loss in any such fiscal quarter), such amount to be increased on a cumulative basis as of the end of each fiscal quarter, plus (iii) 100% of the proceeds of the issuance of all Equity Interests after June 30, 2014.  The calculation of Consolidated Net Worth for purposes of this Section 7.01(c) (only) shall be adjusted to exclude (1) all “accumulated other comprehensive income or loss” as shown on the Borrower’s consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number); provided, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this sentence during the term of this Agreement shall not exceed $70,000,000 and (2) non-cash restructuring charges incurred after the date of this Agreement and prior to March 31, 2014 in an aggregate amount not to exceed $40,000,000 (i.e., such non-cash restructuring charges shall be added back to Consolidated Net Worth).

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(b)

an executed copy of an amendment to the 2010 Note Agreement, in form and substance reasonably satisfactory to the Required Lenders;

(c)

a work fee of $2,000 payable by the Borrower for the account of each Lender approving this Amendment; and

(d)

all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

4.

Representations and Warranties.  Each of the Borrower and each Guarantor hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the

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execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors (if any) or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the references to the Borrower’s financial statements contained in subclauses (i) and (ii) of Section 5.13(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (a), respectively, of Section 6.01 and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms; provided, however, for the avoidance of doubt, nothing herein shall constitute a waiver of any Default under Section 8.01(g) as a result of noncompliance by any Loan Party with any financial covenants set forth in any Principal Lending Agreement.  This Amendment shall be deemed a Loan Document as referred to, and defined in, the Credit Agreement for all purposes.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety.  This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Loan Parties.  Each of the Loan Parties affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

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11.

Release.  In consideration of the Administrative Agent’s and the Lenders’ entering into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders, and each of the Administrative Agent’s, and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any of the Lender Group; provided, that nothing herein will constitute a release or discharge of the agreements set forth herein or of the effectiveness of the Loan Documents from and after the date hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:/s/ SHERRI L. LEMMER

Name:

Sherri Lemmer

Title:

Chief Financial Officer

GUARANTORS:

WAUSAU PAPER TOWEL & TISSUE, LLC

By:/s/ SHERRI L.  LEMMER

Name:

Sherri Lemmer

Title:

Chief Financial Officer

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

/s/ DORA A. BROWN

Name:

Dora A. Brown

Title:

Vice President

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LENDERS:

BANK OF AMERICA, N.A.,

as a Lender, Swing Line Lender and as L/C Issuer

By:

/s/ CASEY KLEPSON

Name:

Casey Klepson

Title:

Assistant Vice President

NORTHWEST FARM CREDIT SERVICES,

PCA, as a Lender

By:

/s/ CANDY BOSWELL

Name:

Candy Boswell

Title:

Vice President

1ST FARM CREDIT SERVICES, PCA

as a Lender

By:

/s/ COREY J. WALDINGER

Name:

Corey J. Waldinger

Title:

Vice President, Capital Markets Group

BMO HARRIS BANK N.A.,

as a Lender

By:

/s/ RONALD J. CAREY

Name:

Ronald J. Carey

Title:

SVP

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